SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Dividend and Income Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DIVIDEND AND INCOME FUND, INC.
11 Hanover Square
New York, NY 10005
www.DividendAndIncomeFund.com

April 4, 2012

Dear Shareholders:

The Fund’s 2012 Proxy Statement, which you received previously, incorrectly stated the vote required to approve the Agreement and the Reorganization (as defined in the Proxy Statement) on page 14 and should read as follows:

Vote Required

Approval of the Agreement and the Reorganization requires the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Fund entitled to vote.

Further, the paragraph under Discretionary Authority; Submission Deadlines for Shareholder Proposals on page 25 of the Proxy Statement contains certain dates which were incorrectly stated and should read as follows:

Discretionary Authority; Submission Deadlines for Shareholder Proposals

Although no business may come before the Meeting other than that specified in the Notice of Annual Meeting of Shareholders, shares represented by executed and unrevoked proxies will confer discretionary authority to vote on matters which the Fund did not have notice of a reasonable time prior to mailing this Proxy Statement to shareholders. The Fund’s Bylaws provide that a shareholder of record may nominate a candidate for election as a Director at an annual meeting of shareholders or propose business for consideration at such meeting, provided generally that written notice be delivered to the Secretary of the Fund, at the principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. Accordingly, pursuant to such Bylaws and Rule 14a-5(e)(2) of the 1934 Act, a record shareholder nomination or proposal intended to be considered at the 2013 Annual Meeting must be received by the Secretary of the Fund no earlier than November 21, 2012 nor later than December 21, 2012. Proposals should be mailed to the Fund, to the attention of the Fund’s Secretary, John F. Ramírez, 11 Hanover Square, New York, New York 10005. In addition, if you wish to have your proposal considered for the inclusion in the Fund’s 2013 Proxy Statement, we must receive it on or before November 21, 2012, pursuant to Rule 14a-8(e)(2). The submission by a shareholder of a proposal for inclusion in the proxy statement or presentation at the Meeting does not guarantee that it will be included or presented. Shareholder proposals are subject to certain requirements under the federal securities laws and the Maryland General Corporation Law and must be submitted in accordance with the Fund’s Bylaws.

     Please note that the Fund’s Board of Directors unanimously recommends that you vote FOR each proposal described in the Proxy Statement. Your vote is important. Accordingly, we ask that you please vote your shares today by calling The Altman Group, Inc. toll free at 1-877-732-3616.

Sincerely,

John F. Ramírez
Secretary

IMPORTANT NOTICE
REGARDING YOUR INVESTMENT

DIVIDEND AND INCOME FUND, INC.
11 Hanover Square, New York, NY 10005

April 9, 2012
Dear Shareholder:

The Board of Directors of Dividend and Income Fund, Inc. has sent you a Notice and Proxy Statement for the Annual Meeting of Shareholders and is asking for your vote on important proposals affecting the Fund.  The Annual Meeting is scheduled to be held on April 24, 2012 at the Fund’s executive offices at 11 Hanover Square, 12th Floor, New York, New York 10005 at 8:30 A.M. (Eastern Time).

Detailed information about the Annual Meeting and the proposals can be found in the proxy statement. To simplify matters we have included another copy of the proxy card for your review and convenience.  Should you have any questions regarding the proposals please call     1-877-732-3616 Ext. 7535.

THE FUND’S RECORDS INDICATE THAT YOU HAVE NOT VOTED.  PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1.	Vote by Phone. Simply dial the toll-free number located on the enclosed proxy card. Please have the proxy card available at the time of the call.

2.	Vote via the Internet. Simply visit the website indicated on the enclosed proxy card and follow the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

Thank you in advance for your participation.